EXHIBIT 16

CROWE CHIZEK

December 23, 1999

Securities and Exchange Commission
Document & Control Department
450 5th Street, NW
Washington, DC 20549

Gentlemen:

We have read the comments in Item 4 of the Form 8-K of First Federal Bancorp, Inc., dated December 23, 1999 and are in agreement with the statements contained therein as they pertain to Crowe, Chizek and Company LLP.

Very truly yours,

/s/ Crowe, Chizek and Company LLP
      Crowe, Chizek and Company LLP
      Columbus, Ohio

cc:   J. William Plummer, President and CEO
        First Federal Bancorp, Inc.

Crowe, Chizek and Company LLP

One Columbus, 10 West Broad Street, Columbus Ohio 43215

614-469-0001      Fax 614-365-2222